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                                                                    Exhibit 99.3


                            EXCHANGE AGENT AGREEMENT
                         DATED AS OF [__________], 1999


STATE STREET BANK AND TRUST COMPANY
TWO INTERNATIONAL PLACE, 4TH FLOOR
CORPORATE TRUST DIVISION
BOSTON, MA  02110
ATTN: MICHAEL QUAILE

LADIES AND GENTLEMEN:

         Pursuant to the provisions of the Offer (the "Exchange Offer") for all of the outstanding 9 7/8% Series C Senior Subordinated Notes Due 2006 (the "Initial Notes") of Safelite Glass Corp., a Delaware corporation (the "Company"), in exchange for 9 7/8% Series D Senior Subordinated Notes Due 2006 (the "Exchange Notes"), all of the Company's issued and outstanding Initial Notes accepted for tender of exchange (the "Exchange") prior to 5:00 p.m. New York time on [_________], 1999, unless extended, for the Company's Exchange Notes will be exchanged pursuant to the terms and conditions of the Exchange Offer. The Exchange Offer is being made pursuant to a prospectus (the "Prospectus") included in the Company's registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC"). The term "Expiration Date" shall mean the date on which the Exchange Offer, as it may be extended, shall expire. Upon receipt and execution of this letter and confirmation of the arrangements herein set forth, State Street Bank and Trust Company will act as the Exchange Agent for the Exchange (the "Exchange Agent"). A copy of the Prospectus is attached hereto as EXHIBIT A.

         A copy of the form of the letter of transmittal, including the related notice of guaranteed delivery (the "Letters of Transmittal"), to be used by the holders of record of the Initial Notes (the "Holders") to surrender their Initial Notes in order to receive the Exchange Notes pursuant to the Exchange is attached hereto as EXHIBIT B.

         The Company hereby appoints you to act as Exchange Agent in connection with the Exchange. In carrying out your duties as Exchange Agent, you are to act in accordance with the following:

         1. You are to mail the Prospectus and the Letters of Transmittal to all of the Holders on the day that you are notified in writing by the Company that the Registration Statement has become effective under the Securities Act of 1933, as amended, and to make subsequent mailings thereof to persons who become Holders prior to the Expiration Date as may from time to time be requested by the Company.

         2. You are to examine the Letters of Transmittal and the Initial Notes and other documents delivered or mailed to you, by or for the Holders, prior to the Exchange Date, to ascertain whether (i) the Letters of Transmittal are properly executed and completed in accordance with the instructions set forth therein, (ii) the Initial Notes are in proper form for transfer and (iii) all other


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documents submitted to you are in proper form. In each case where a Letter of
Transmittal or other document has been improperly executed or completed or, for any other reason, is not in proper form, or some other irregularity exists, you are authorized to endeavor to take such action as you consider appropriate to notify the tenderer of such irregularity and as to the appropriate means of resolving the same. Determination of questions as to the proper completion or execution of the Letters of Transmittal, or as to the proper form for transfer of the Initial Notes or as to any other irregularity in connection with the submission of Letters of Transmittal and/or Initial Notes and other documents in connection with the Exchange, shall be made by officers of the Company evidenced by their written instructions or oral direction confirmed by facsimile. Any determination made by the Company on such questions shall be final and binding. As Exchange Agent, you are entitled to rely on any determination by the Company as described above and shall be fully protected and indemnified in such reliance.

         3. Tender of the Initial Notes may be made only as set forth in the Letter of Transmittal. Notwithstanding the foregoing, tenders which the Company shall approve in writing as having been properly tendered shall be considered to be properly tendered. Letters of Transmittal shall be recorded by you as to the date and time of receipt and shall be preserved and retained by you. Exchange Notes are to be issued in exchange for the Initial Notes pursuant to the Exchange only (i) against deposit with you of the Initial Notes, together with executed Letters of Transmittal and any other documents required by the Exchange Offer on each business day from the execution hereof up to the Expiration Date or (ii) in the event the holder is a participant in The Depository Trust Company ("DTC") system, by the utilization of DTC's Automated Tender Offer Program ("ATOP") and any evidence required by the Exchange Offer on each business day from the execution hereof up to the Expiration Date.

         4. Upon the oral or written request of the Company (with written confirmation of such oral request thereafter), you will transmit by telephone, and promptly thereafter confirm in writing to (i) Poe A. Timmons, Corporate Controller (telephone (614) 842-3325) and (ii) Susan Jane Chester, Esq., Hutchins, Wheeler & Dittmar, A Professional Corporation, counsel to the Company (telephone (617) 951-6837) or such other persons as the Company may reasonably request, the aggregate number of the Initial Notes tendered to you and the number of the Initial Notes properly tendered that day. Furthermore, you shall transmit copies of all Agents Messages (as defined in the Letter of Transmittal) received in connection with ATOP to the aforementioned persons as they are received. In addition, you will also inform the aforementioned persons, upon oral request made from time to time (with written confirmation of such request thereafter) prior to the Expiration Date, of such information as they or any of them may reasonably request.

         5. Upon the terms and subject to the conditions of the Exchange Offer, delivery of Exchange Notes to be issued in exchange for accepted Initial Notes will be made by you promptly after acceptance of the tendered Initial Notes.

         6. If any Holder shall report to you that his/her failure to surrender Initial Notes registered in his/her name is due to the loss, misplacement or destruction of a certificate or

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certificates, you shall request such Holder (i) to furnish to the Exchange Agent an affidavit of loss and, if required by the Company, a corporate bond of indemnity in an amount and evidenced by such certificate or certificates of a surety, as may be satisfactory to you and the Company, and (ii) to execute and deliver an agreement to indemnify the Company and you in such form as is acceptable to you and the Company. The obligees to be named in each such indemnity bond shall include the Company and you. You shall report to the Company the names of all Holders who claim that their Initial Notes have been lost, misplaced or destroyed and the principal amount of such Initial Notes.

         7. As soon as practicable after you mail or deliver to an Initial Holder the Exchange Notes that such Holder may be entitled to receive, you shall arrange for cancellation of the Initial Notes submitted to you or returned by DTC in connection with ATOP. Such Notes shall be forwarded to State Street Bank and Trust Company, as trustee (the "Trustee") under the Indenture dated as of December 18, 1998 governing the Initial Notes for cancellation and retirement as you are instructed by the Company (or a representative designated by the Company).

         8. For your services as the Exchange Agent hereunder, the Company shall pay you in accordance with the schedule of fees attached hereto as EXHIBIT
C. The Company also will reimburse you for your reasonable out-of-pocket expenses (including but not limited to counsel fees not previously paid to you as set forth in Exhibit C) in connection with your services promptly after submission to the Company of itemized statements.

         9.       As the Exchange Agent hereunder you:

                  (a) shall have no duties or obligations other than those specifically set forth herein or in the Exhibits attached hereto or as may be subsequently requested in writing of you by the Company and agreed to by you in writing with respect to the Exchange;

                  (b) will be regarded as making no representations and having no responsibilities as to the validity, accuracy, sufficiency, value or genuineness of any of the Company's Holder record information, any Initial Notes deposited with you hereunder or any Exchange Notes, any Letters of Transmittal or other documents prepared by the Company in connection with the Exchange Offer or any signatures or endorsements other than your own, and will not be required to and will make no representations as to the validity, value or genuineness of the Exchange Offer;

                  (c) shall not be obligated to take any legal action hereunder which might in your judgment involve any expenses or liability unless you shall have been furnished with an indemnity reasonably satisfactory to you;

                  (d) may rely on and shall be fully protected and indemnified as provided in paragraph l0 hereof in acting in reliance upon any certificate, instrument, opinion, notice, letter, telegram, facsimile or other document or security delivered to you and reasonably believed by you to be genuine and to have been signed by the proper party or parties;

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                  (e) may rely on and shall be fully protected and indemnified as provided in paragraph 10 hereof in acting upon the written or oral instructions with respect to any matter relating to your acting as Exchange Agent specifically covered by this Agreement or supplementing or qualifying any such action of any officer or agent of the Company or such other person or persons as may be designated or whom you reasonably believe has been designated by the Company;

                  (f) may consult with counsel satisfactory to you, including counsel for the Company, and the opinion or advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by you hereunder in good faith and in accordance with the opinion or advice of such counsel;

                  (g) shall not at any time advise any person as to the wisdom of the Exchange or as to the market value or decline or appreciation in market value of any Initial Notes or Exchange Notes; and

                  (h) shall not be liable for anything which you may do or refrain from doing in connection with this letter except for your gross negligence, willful misconduct or bad faith.

         10. The Company covenants and agrees to indemnify and hold harmless State Street Bank and Trust Company and its officers, directors, employees, agents and affiliates (collectively, the "Indemnified Parties" and each an "Indemnified Party") and hold each Indemnified Party harmless against any loss, liability or reasonable expense of any nature (including reasonable legal and other fees and expenses) incurred in connection with the administration of the duties of the Indemnified Parties hereunder; provided, however, that no Indemnified Party shall be indemnified against any such loss, liability or expense arising out of such party's gross negligence or bad faith. In no event shall you be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if you have been advised of the likelihood of such loss or damage and regardless of the form of action. To the extent stated below, the Company shall not be liable under this indemnity with respect to any claim against any Indemnified Party unless the Company shall be notified by such Indemnified Party by letter, or by cable, telex or telecopier confirmed by letter, of the written assertion of a claim against such Indemnified Party, or of any action commenced against such Indemnified Party, promptly after but in any event within 10 days of the date such Indemnified Party shall have received any such written assertion of a claim or shall have been served with a summons, or other legal process, giving information as to the nature and basis of the claim, but failure so to notify the Company shall not relieve the Company of any liability which it may have otherwise than on account of this Agreement or hereunder except such liability which is a direct result of such Indemnified Party's failure to notify promptly. The Company shall be entitled to participate at its own expense in the defense against any such claim or legal action. If such Indemnified Party in such notice so directs, the Company shall assume the defense of any suit brought to enforce any such claim. If such Indemnified Party does not so direct the Company but elects not to defend any such claim or legal action or if such Indemnified Party has elected to

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defend any such claim or legal action but is not, in the reasonable judgment of the Company, diligently pursuing such defense, then the Company may elect to assume the defense of any suit brought to enforce any such claim. In the event the Company assumes the defense, the Company shall not be liable for any fees and expenses thereafter incurred by such Indemnified Party's counsel, except for any reasonable fees and expenses of such Indemnified Party's counsel incurred in representing such Indemnified Party that are necessary and appropriate as a result of the need to have separate representation because of a conflict of interest between such Indemnified Party and the Company. You shall not enter into a settlement or other compromise with respect to any indemnified loss, liability or expense without the prior written consent of the Company, which shall not be unreasonably withheld or delayed.

         11. This Agreement and your appointment as the Exchange Agent shall be construed and enforced in accordance with the laws of The Commonwealth of Massachusetts and shall inure to the benefit of, and the obligations created hereby shall be binding upon, the successors and assigns of the parties hereto. This Agreement may not be modified orally. Any inconsistency between this Agreement and the Letter of Transmittal, as they may from time to time be supplemented or amended, shall be resolved in favor of the Letter of Transmittal, except with respect to the duties, liabilities and indemnification of you as Exchange Agent, which shall be governed exclusively by this Agreement.

         12. If any provision of this Agreement shall be held illegal, invalid, or unenforceable by any court, this Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed an agreement among us to the full extent permitted by applicable law.

         13. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original but all such counterparts shall together constitute but one and the same instrument.

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         Please acknowledge receipt of this letter and confirm the arrangements herein provided by signing and returning the enclosed copy.

                                             Very truly yours,

                                             SAFELITE GLASS CORP.

                                             By:
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                                             Name: Douglas A. Herron
                                             Title: Senior Vice President and
                                                    Chief Financial Officer


Accepted and Agreed to:

STATE STREET BANK AND TRUST COMPANY
  Exchange Agent

By:
    -------------------------------
Name:
Title:






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                                    EXHIBIT A

                                   PROSPECTUS

                                   [Attached]






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                                    EXHIBIT B

                          FORM OF LETTER OF TRANSMITTAL

                                   [Attached]







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                                    EXHIBIT C

                                  FEE SCHEDULE















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